UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Assembly Dr. Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)	33607 (Zip Code)

Registrant’s telephone number, including area code:          (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2023, Primo Water Corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Osmosis Buyer Limited (“Purchaser”), a company incorporated in England and a subsidiary of the Culligan Group.

The Purchase Agreement, which is governed by English law, provides for the divestiture of Carbon Luxembourg S.à.r.l. and certain of its subsidiaries relating to the Company’s international business for an enterprise value of up to $575 million, subject to customary locked box adjustments and regulatory approvals, as set forth in the Purchase Agreement. The transaction will not include the Aimia Foods, United Kingdom, Portugal, or Israel businesses. The transaction is expected to be completed by year end.  Consummation of the transactions contemplated by the Purchase Agreement is subject to satisfaction or waiver of certain conditions to closing, including approval of the transaction by the Polish Office of Competition and Consumer Protection and, to the extent applicable, approval of the transaction by other required regulatory authorities.  The transaction is not subject to any financing condition.

In certain circumstances related to regulatory approvals, closing of the transaction may be delayed, in whole or in part, or the transaction may be terminated in whole or in part.  To the extent the transaction does not close by September 30, 2024, either party may terminate the transaction.

The Purchase Agreement includes customary warranties and limitations on the Company’s liability, and provides that substantially all of the Company’s liability in this respect will be covered by a warranty and indemnity insurance policy. The Company’s total liability for all other claims under the Purchase Agreement, including certain specified tax and other liabilities, is limited to an amount equal to the total consideration paid by the Purchaser under the Purchase Agreement. The limitations on the Company’s liability are subject to a customary carve out for fraud by the Company.

The Purchase Agreement contains customary covenants by the Company and Purchaser that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is hereby incorporated by reference herein. The warranties, covenants and other agreements contained in the Purchase Agreement are solely for the benefit of the Purchaser, the Company and the other persons expressly identified in the Purchase Agreement as third party beneficiaries. In addition, the warranties, covenants and other agreements contained in the Purchase Agreement are qualified by certain information disclosed to the Purchaser on a confidential basis in a virtual data room and by confidential schedules, annexes and exhibits. The Company’s investors and security holders are not third party beneficiaries under the Purchase Agreement and should not place undue reliance on the warranties, covenants or other agreements or any descriptions thereof as characterizations of the actual state of facts or the condition of the assets, liabilities or the businesses that are the subject of the Purchase Agreement. Moreover, certain information concerning the assets, liabilities or the businesses that are the subject of the Purchase Agreement may change after the date of the Purchase Agreement and such subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2023, the Company issued a press release reporting financial results for the third quarter ended September 30, 2023. A copy of the press release is furnished herewith under the Securities Exchange Act of 1934, as amended, as Exhibit 99.2 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 7.01	Regulation FD Disclosure.

On November 2, 2023, the Company issued a press release announcing its entry into the Purchase Agreement and an increase in the authorized amount under its share repurchase program from $50 million to $75 million, effective upon closing of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 2, 2023, the Company announced that its Board of Directors had authorized an increase in the authorized amount under the share repurchase program from $50 million to $75 million, effective upon closing of the transaction.  The Company intends to manage this program opportunistically and make repurchases from time to time when management believes market conditions are favorable and in accordance with applicable securities laws. The share repurchase program does not obligate the Company to purchase any common shares of the Company.

On November 2, 2023, the Company also announced that the Board of Directors declared a dividend of US$0.08 per common share, payable in cash on December 1, 2023 to shareowners of record at the close of business on November 21, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of November 2, 2023, by and between Primo Water Corporation and Osmosis Buyer Limited.
99.1	Press Release of Primo Water Corporation, dated November 2, 2023 (furnished herewith).
99.2	Press Release of Primo Water Corporation, dated November 2, 2023 (furnished herewith).
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this Form 8-K include, but are not limited to, statements related to the use of proceeds in the transaction, the completion of the transaction on the terms proposed, the anticipated timing of the transaction, the potential impact the transaction will have on the Company and related matters, and the execution of our strategic priorities. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this Form 8-K include, among others: the satisfaction of the conditions to the transaction and other risks related to the completion of the transaction and actions related thereto; the Company’s and Purchaser’s ability to complete the transaction on the anticipated terms and schedule, including the ability to obtain regulatory approvals; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the transaction will harm the Company’s business; and the effect of economic, competitive, legal, governmental and technological factors on the Company’s business.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

November 2, 2023

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary